UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2016

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 16, 2016, the Board of Directors (the “Board”) of Autoliv, Inc. (the “Company”) expanded the size of the Board to eleven members and elected Leif Johansson to the Board for a term effective February 16, 2016 until the 2016 Annual Meeting of the Stockholders, at which time he will stand for election at the Annual Meeting.

Mr. Johansson will enter into an indemnification agreement substantially in the form of the indemnification agreement previously entered into with each of the Company’s existing officers and directors, a form of which has been filed as Exhibit 99.1 on Form 10-K (File No. 001-12933, filing date February 24, 2009). In connection with his election, the Company has agreed to compensate Mr. Johansson consistently with its other independent directors.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

(e) On February 15, 2016, the Compensation Committee of the Board adopted, and made grants pursuant to, a new long-term incentive (“LTI”) program pursuant to which certain members of executive management, including its named executive officers (which are listed below), received 50% of their LTI grant value in the form of performance shares and 50% in the form of restricted stock units, as follows:

Named Executive Officer*	Target Number of Performance-Based Restricted Stock Units	Number of Restricted Stock Units
Jan Carlson	4,732	4,732
Steven Fredin	1,773	1,773
Jonas Nilsson	1,471	1,471

*	Neither Messrs. Mats Wallin nor George Chang received any restricted stock units or performance shares in light of their previously-announced upcoming separation from the Company.

With the implementation of the new LTI program, the Company eliminated its historical practice of granting stock options with a one-year vesting period.

The grantee may earn 0%-200% of the target number of performance shares based on the Company’s achievement of specified targets for the Company’s sales compound annual growth rate (CAGR) and the Company’s earnings per share CAGR relative to the compound annual growth rate for global light vehicle production reported by IHS, each weighted 50%, over a three-year performance period. In order to provide a smooth transition to the new LTI program, the restricted stock units granted in 2016 will vest in three approximately equal annual installments beginning on the first anniversary of the grant date, subject to the grantee’s continued employment with the Company on each vesting date. However, beginning with the 2017 LTI grant, the restricted stock units will cliff-vest on the third anniversary of the grant date, subject to the grantee’s continued employment with the Company on such date. The performance shares and restricted stock units were granted under the Autoliv, Inc. 1997 Stock Incentive Plan, as amended and restated, and are subject to the terms and conditions of such plan, as well as the award agreements evidencing the grants. The foregoing description of the performance shares and restricted stock units is qualified in its entirety by the full text of the award agreements evidencing such grants, the forms of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2016.

Item 8.01 Other Events.

On February 16, 2016, the Company also announced that the Board declared a quarterly dividend of 58 cents per share for the second quarter of 2016. The dividend will be payable on June 2, 2016 to stockholders of record on the close of business on May 18, 2016. The ex-date will be Monday, May 16, 2016 for holders of the common stock listed on the New York Stock Exchange and Tuesday, May 17, 2016 for holders of Swedish Depository Receipts listed on the NASDAQ OMX, Stockholm.

A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated February 16, 2016 (regarding new director).

99.2	Press Release of Autoliv, Inc. dated February 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Group Vice President for Legal Affairs, General Counsel and Secretary

Date: February 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated February 16, 2016 (regarding new director).

99.2	Press Release of Autoliv, Inc. dated February 16, 2016.